                                                                    EXHIBIT 99.J

                      PARTNERS OF FIDELITY VENTURES LIMITED
                  AND DIRECTORS AND EXECUTIVE OFFICERS THEREOF

            Fidelity Ventures Limited ("FVL"), a private equity concern, is a limited partnership of which Fidelity Capital Associates, Inc. ("FCA") is the general partner and a wholly owned subsidiary of FMR Corp., a diversified financial services company. FMR Corp. is the limited partner of FVL and holds a majority interest in FVL. The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employment of the directors and executive officers of FCA and FMR Corp. Each person is a citizen of the United States (except Mr. Kelly, who is a citizen of Canada), with a principal business address of 82 Devonshire Street, Boston, MA 02109. To the knowledge of IMS Health Incorporated, none of the individuals set forth below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last five years. None of the individuals set forth below has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction during the last five years as a result of which any such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

 Name                             Present Principal Occupation or Employment
 ----                             ------------------------------------------

 FIDELITY CAPITAL ASSOCIATES, INC.
 ---------------------------------

 William R. Elfers                Vice President of FCA. Managing Director of
                                  Fidelity Ventures and Chairman and Chief
                                  Executive Officer of Community Newspaper
                                  Company.

 George K. Hertz                  Vice President of FCA. Managing Director of
                                  Fidelity Ventures.

 Timothy T. Hilton                President and Director of FCA. President of
                                  Fidelity Ventures

 Robert E. Ketterson Jr           Vice President of FCA. Vice President of
                                  Fidelity Ventures.

 Peter Mann                       Vice President of FCA.

 Stephen G. Manning               Chief Financial Officer and Vice President of
                                  FCA.

 Paul L. Mucci                    Vice President of FCA.

 John J. Remondi                  Vice President and Director of FCA. President
                                  of Fidelity Investors Management LLC. Managing
                                  Director of Fidelity Ventures.

Laurel M. Watts                   Vice President of FCA. Chief Administrative
                                  Officer of Fidelity Capital.

 Name                             Present Principal Occupation or Employment
 ----                             ------------------------------------------

 FMR CORP.
 ---------

 Stephen P. Akin                  President of Fidelity Capital.

 J. Gary Burkhead                 Vice Chairman and Director of FMR Corp.

 William L. Byrnes                Director of FMR Corp.

 James C. Curvey                  President and Chief Operating Officer of FMR
                                  Corp. and Director of FMR Corp.

 Steven E. Elterich               President of Fidelity E-Commerce .

 Ilene B. Jacobs                  Executive Vice President, Human Resources of
                                  FMR Corp.

 Abigail P. Johnson               Director of FMR Corp. Senior Vice president
                                  and Associate Director of Fidelity Management
                                  & Research Company.

 Edward C. Johnson 3d             Chairman of the Board and Chief Executive
                                  Officer of FMR Corp. and Director of FMR Corp.

 Stephen P. Jonas                 Executive Vice President and Chief Financial
                                  Officer of FMR Corp.

 Timothy T. Hilton                President of Fidelity Ventures.

 Kevin J. Kelly                   President of Fidelity Investments
                                  Institutional Services Company, Inc.

 Mark A. Peterson                 President of Fidelity Corporate Systems and
                                  Services.

 Robert C. Pozen                  President of Fidelity Management & Research
                                  Company.

 Robert L. Reynolds               President of Fidelity Investments
                                  Institutional Retirement Group.

 Roger T. Servison                President of Fidelity Brokerage Services
                                  Japan, LLC .

 David C. Weinstein               Executive Vice President and Chief of
                                  Administration and Government Affairs of FMR
                                  Corp.

 George A. Vanderheiden           Director of FMR Corp. Senior Vice President of
                                  Fidelity Management & Research Company.